Exhibit 23(a)








INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Atlantic Energy, Inc. on Form S-8 of our report dated February 2, 1996, appearing in the Annual Report on Form 10-K of Atlantic Energy, Inc. for the year ended December 31, 1995.


Deloitte & Touche llp
Parsippany, New Jersey
July 8, 1996